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                                                              Exhibit (23)-(5)





[LOOMIS LETTERHEAD]









                               November 15, 1995



Wisconsin Electric Power Company
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201


Ladies and Gentlemen:


     We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement on Form S-3 relating to First Mortgage Bonds and Debt Securities which you are filing under the Securities Act of 1933. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,


                                        /s/Loomis, Ewert,
                                             Parsley, Davis & Gotting, P.C.
                                        ---------------------------------
                                         LOOMIS, EWERT,
                                           PARSLEY, DAVIS & GOTTING, P.C.